EXHIBIT 99

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify that the Annual Report on Form 10-K of USANA Health Sciences, Inc. for the year ended December 28, 2002 as filed March 26, 2003 with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of USANA Health Sciences, Inc.

Date:	March 27, 2003	/s/ Myron W. Wentz
Myron W. Wentz, PhD
Chairman and Chief Executive Officer (Principal Executive Officer)

Date:	March 27, 2003	/s/ Gilbert A. Fuller
Gilbert A. Fuller
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)